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                                                                      EXHIBIT 11


                     MICROS SYSTEMS, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
               (unaudited - in thousands, except per share data)


                                                         Three months ended
                                                            December 31,
                                                         1996         1995
                                                      -----------   ----------
Weighted-average number of common shares                   7,958       7,882
Dilutive effect of outstanding stock options                  97         133
                                                          ------     --------
Weighted-average number of common and common
equivalent shares outstanding                              8,055       8,015
                                                          ======     ========
Net income (loss)                                         $4,011     $(5,088)
                                                          ======     ========
Net income (loss) per common and common                   $ 0.50     $ (0.63)
equivalent share                                          ======     ========

                                                          Six months ended
                                                            December 31,
                                                         1996         1995
                                                      -----------   ----------
Weighted-average number of common shares                   7,952       7,872
Dilutive effect of outstanding stock options                  45         126
                                                          ------     ---------
Weighted-average number of common and common               7,997       7,998
equivalent shares outstanding                             ======     =========

Net income (loss)                                         $6,338     $ (1,834)
                                                          ======     =========
Net income (loss) per common and common                   $ 0.79     $  (0.23)
equivalent share                                          ======     =========






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